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                                                                    EXHIBIT 10.3










                                CREDIT AGREEMENT

                                  by and among

                           CHAMPION ENTERPRISES, INC.,

                          THE GUARANTORS PARTY HERETO,

                             THE BANKS PARTY HERETO,

            PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent,

              BANK ONE CAPITAL MARKETS, INC., as Syndication Agent,

                      COMERICA BANK, as Documentation Agent

                                       and

                               NATIONAL CITY BANK,

                          KEYBANK NATIONAL ASSOCIATION,

                              BANK OF AMERICA, N.A.

                                       and

                        WACHOVIA BANK, N.A., as Co-Agents


                            Dated as of May 5, 1998,

               as amended by Amendment No. 1 to Credit Agreement,
                         dated as of December 18, 1998,

 as amended by Amendment No. 2 to Credit Agreement, dated as of March 31, 1999,

  as amended by Amendment No. 3 to Credit Agreement, dated as of July 1, 1999,

               as amended by Amendment No. 4 to Credit Agreement,
                         dated as of February 14, 2000,

  as amended by Amendment No. 5 to Credit Agreement, dated as of June 15, 2000,

                                       and

 as amended by Amendment No. 6 to Credit Agreement dated as of November 20, 2000



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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of May 5, 1998 and is made by and among CHAMPION ENTERPRISES, INC., a Michigan corporation (the "Borrower"), each of the Guarantors (as hereinafter defined), the BANKS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent"), BANK ONE CAPITAL MARKETS, INC., as Syndication Agent, COMERICA BANK, as Documentation Agent and NATIONAL CITY BANK, HARRIS TRUST AND SAVINGS BANK, KEYBANK NATIONAL ASSOCIATION, BANK OF AMERICA, N.A. and WACHOVIA BANK, N.A., as Co-Agents.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $90,000,000; and

         WHEREAS, the revolving credit facility shall be used to finance the Borrower's and the Guarantors' purchase of raw materials and other materials used in the manufacturing of their inventory and for the reimbursement of the Borrower and the Guarantors for amounts they have paid for the purchase of raw materials and other materials used in the manufacturing of their inventory which were made within three hundred sixty (360) days prior to the applicable Revolving Credit Loan and for the issuance of letters of credit which support certain corporate purposes as described herein; and

         WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS


         1.1   Certain Definitions.


         In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

             Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by the Loan Parties. All



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Accounts, whether Qualified Accounts or not, shall be subject to the Banks'
Prior Security Interest.

         Account Debtor shall mean any Person who is or who may become obligated to the Borrower under, with respect to, or on account of, an Account.

         Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. "Control," as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

         Agent shall mean PNC Bank, National Association, and its successors and assigns.

         Agent's Fee shall have the meaning assigned to that term in Section
9.15.

         Agent's Letter shall have the meaning assigned to that term in Section 9.15.

         Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

         Applicable Commitment Fee Rate shall mean a percentage rate per annum equal to five-eighths percent (5/8%).

         Applicable Margin shall mean the percentage spread of one percent (1%) to be added to Base Rate under the Base Rate Option.

         Approved Non-Cash Charges shall mean (i) the non-cash charge to net income of the Borrower and its Subsidiaries, as determined and consolidated in accordance with GAAP, attributable to the one-time write-down of goodwill, provided however, it is expressly agreed that such charges shall not exceed $200,000,000 in the aggregate for the period commencing on November 1, 2000 through and including any date of determination thereafter, and (ii) non-cash charges to net income of the Borrower and its Subsidiaries, as determined and consolidated in accordance with GAAP, attributable to matters other than the write-down of goodwill, provided however, it is expressly agreed that charges shall not exceed $10,000,000 in the aggregate for the period commencing on the November 1, 2000 through and including any date of determination thereafter

         Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).



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         Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

         Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

         Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

         Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.

         Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

         Borrower shall mean Champion Enterprises, Inc., a corporation organized and existing under the laws of the State of Michigan.

         Borrowing Base shall mean at any time the sum of (i) 85% of Qualified Accounts ("Accounts Portion"), plus (ii) 65% of Qualified Inventory ("Inventory Portion"). Effective on January 1, 2002 and thereafter, the percent of Qualified Inventory included in the Borrowing Base shall be reduced to 50%. Effective on January 1, 2003 and thereafter, the percent of Qualified Accounts included in the Borrowing Base shall be reduced to 80%.

         Borrowing Base Certificate shall mean a Borrowing Base Certificate in substantially the form of Exhibit 7.3.4, with such changes or in such other form as reasonably acceptable to the Agent.

         Borrowing Date shall mean, with respect to any Loan, the date for the making thereof, which shall be a Business Day.

         Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

         Champion Development shall mean Champion Development Corporation, a Michigan corporation, which at all times since its formation:


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         (i) identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity; has not and will not identify itself as being a division or a part of any other entity; has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity; and has conducted and will conduct its business in its own name (and not in the name of any other Person, including any Loan Party);

         (ii) has maintained and will maintain its accounts, books and records separate from any other Person (including any Loan Party); has allocated and will allocate fairly and reasonably any overhead for shared office space; and has used and will use separate stationery, invoices and checks;

         (iii) will not commingle its funds or assets with those of any other Person (including any Loan Party);

         (iv) will hold its assets in its own name (and not in the name of any Loan Party);

         (v) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person (including any Loan Party);

         (vi) has ensured and will continue to ensure that any payment of its liabilities will be out of its own funds and assets;

         (vii) has observed and will observe all corporate formalities; and

         (viii) has maintained and currently intends to continue to maintain adequate capital in light of its contemplated business operations.

         Closing Date shall mean November 20, 2000.

         Closing Fee shall have the meaning assigned to that term in Section
2.4.

         Collateral shall mean the Pledged Collateral, the UCC Collateral, and the Intellectual Property Collateral.

         Collateral Assignment shall mean the Collateral Assignment substantially in the form of Exhibit 1.1(C) with such changes or in such other form reasonable acceptable to the Agent.

         Commercial Letter of Credit shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.


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         Commitment shall mean as to any Bank its Revolving Credit Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments of all of the Banks.

         Consolidated Cash Flow From Operations for any period of determination shall mean (i) the sum of net income, depreciation, amortization, interest expense, income tax expense, and, without duplication, Approved Non-Cash Charges, minus (iii) noncash credits to net income and gains on the disposition of assets to the extent included in net income but not included in operating income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

         Consolidated Net Worth shall mean as of any date of determination total stockholders' equity of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP, provided however, that stockholders' equity of the Borrower and its Subsidiaries shall not be reduced by Approved Non-Cash Charges.

         Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

         Domestic Subsidiary shall mean any subsidiary of the Borrower (other than Champion Development or subsidiaries of Champion Development) which is organized or incorporated under the laws of any state or commonwealth in the United States of America or the District of Columbia.

         Drawing Date shall have the meaning assigned to that term in Section 2.9.3.2.

         Earn Out Obligations shall mean, as of any date of determination, the contingent portion of acquisition-related liabilities which were not paid by the Borrower or its Subsidiaries at the time of the closing of the acquisitions, as set forth in the purchase agreements entered into at the time of the closing of such acquisitions.

         Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation or subpoena relating to, arising out of or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be, or request for information or other written notice of any type issued pursuant to any Environmental Laws by an Official Body in connection with an alleged violation of Environmental Laws.

         Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or


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mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

         Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         Event of Default shall mean any of the events described in Section 8.1 and referred to therein as an "Event of Default."

         Expiration Date shall mean, with respect to the Revolving Credit Commitments, May 4, 2003.

         Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the Federal Funds Effective Rate for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

         Financial Projections shall have the meaning assigned to that term in
Section 5.1.8(ii).

         Floor-Plan Financing Obligations shall mean the liabilities of the Loan Parties and Subsidiaries of the Loan Parties which are in the business of retail sales of manufactured housing products with respect to inventory financing provided by third party lenders.

         Floor Plan Financing Availability shall mean the lines of credit facilities (whether or not in use) of third party lenders to provide financing to Loan Parties which are in the business of retail sales of manufactured housing products.


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         Foreign Subsidiary shall mean any subsidiary of the Borrower which is not a Domestic Subsidiary.

         GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

         Governmental Acts shall have the meaning assigned to that term in
Section 2.9.8.

         Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature pages of Amendment No. 6 and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 10.18. Each of the Domestic Subsidiaries now existing is a Guarantor and each Domestic Subsidiary hereafter created shall join this Agreement as a Guarantor.

         Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

         Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

         Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

         Historical Statements shall have the meaning assigned to that term in
Section 5.1.8(i).

         Indebtedness shall mean, as to any Person at any time, and without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases, conditional sales agreements and other purchase agreements with deferred or contingent consideration) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of


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indebtedness and which are not more than thirty (30) days past due), (v)
Repurchase Obligations, Earn Out Obligations and Floor-Plan Financing Obligations, or (vi) any Guaranty of Indebtedness for borrowed money.

         Indenture shall mean that certain Indenture dated as of May 3, 1999, among the Borrower, certain of its Subsidiaries and The First National Bank of Chicago, in its capacity trustee for the Borrower's 7-5/8% senior notes due 2009.

         Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person; or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

         Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.

         Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         Inventory shall mean any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by the Loan Parties which are or may at any time be held as raw materials, finished goods, work-in-process, supplies or materials used or consumed in the Loan Parties' business or held for sale or lease, including, without limitation, (a) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by the Loan Parties, and (b) all packing, shipping and advertising materials relating to all or any such property.

         Issuing Bank shall mean, with respect to a Letter of Credit, including any replacements therefor or extensions thereof, any Bank selected by the Borrower to issue such Letter of Credit.

         Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.



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         Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

         Letter of Credit shall have the meaning assigned to that term in
Section 2.9.1.

         Letter of Credit Borrowing shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under Section 2.9.3.2.

         Letter of Credit Fee shall mean a per annum Letter of Credit Fee in an amount equal to three percent (3%) per annum.

         Letters of Credit Outstanding shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

         LLC Interests shall have the meaning given to such term in Section
5.1.2.

         Loan Documents shall mean this Agreement, the Agent's Letter, the Collateral Assignment, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Notes, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

         Loan Parties shall mean the Borrower and the Significant Subsidiaries.

         Loan Request shall have the meaning given to such term in Section
2.5.1.

         Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan.

         Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial


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

condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Document.

         Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

         Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

         Notes shall mean the Revolving Credit Notes.

         notices shall have the meaning assigned to that term in Section 10.6.

         Obligation shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

         Official Body shall mean any national, federal, state, local or other government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.4.

         Partnership Interests shall have the meaning given to such term in
Section 5.1.2.

         Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of
Exhibit 1.1(P)(1), with such changes or in such other form as reasonably acceptable to the Agent, executed and delivered by the Borrower and each of the Guarantors to the Agent for the benefit of the Banks.




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         PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor.

         Permitted Investments shall mean:

         (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

         (ii) commercial paper maturing in 180 days or less and rated not lower than A-1 by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

         (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition;

         (iv) investments described on Schedule 1.1(P)(1); and

         (v) other short-term investments acceptable to the Agent.

         Permitted Liens shall mean:

         (i) Liens for taxes, assessments or similar charges incurred in the ordinary course of business and which are not yet due and payable;

         (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

         (iii) Liens of mechanics, materialmen, warehousemen or carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

         (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

         (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;



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         (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

         (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases (in either case, as the nature of such Lease is determined in accordance with GAAP) securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

         (viii) Purchase Money Security Interests provided that (a) Purchase Money Security Interests securing Indebtedness other than Floor-Plan Financing Obligations shall not exceed the limitations set forth in Section 7.2.1(iv), and
(b) Purchase Money Security Interests securing Indebtedness for Floor-Plan Financing Obligations, provided however, the security interests which secure such Floor-Plan Financing Obligations shall not extend to property of a Loan Party or a Subsidiary of a Loan Party other than property acquired with the proceeds of such Indebtedness;

         (ix) Mortgage Liens on real property securing Indebtedness to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such real property, provided that the Indebtedness secured by such Lien shall not exceed the limitations set forth in
Section 7.2.1(iv) and the Lien shall be limited to the property acquired with the proceeds of such Indebtedness;

         (x) any Lien existing on the date of this Agreement and described on
Schedule 1.1(P)(2), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien; and

         (xi) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted, so long as levy and execution thereon have been stayed and continue to be stayed, or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral, or they do not in the aggregate materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

              (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

              (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

              (3) Claims or Liens of mechanics, materialmen, warehousemen or carriers, or other statutory nonconsensual Liens; or

              (4) Liens resulting from final judgments or orders described in
     Section 8.1.6.

         Permitted Unsecured Debt shall mean Indebtedness incurred by the Borrower or any of its Subsidiaries provided that each of the following requirements is met:

         (i) The Borrower shall permanently reduce the Revolving Credit Commitments in a minimum amount equal to the amount of such Indebtedness in excess of $10,000,000;

         (ii) Neither the Borrower, nor any of the Borrower's Subsidiaries shall grant, or agree to grant, whether conditionally or unconditionally, any Liens in its assets securing such Indebtedness;

         (iii) The warranties and covenants governing such Indebtedness shall not be less favorable to the Borrower and its Subsidiaries than the warranties and covenants hereunder as determined by the Required Banks in their reasonable discretion;

         (iv) (A) The Borrower shall deliver to the Agent for the benefit of the Banks drafts of the agreements governing such Indebtedness at least seven (7) days prior to the effective date of such agreements; and (B) the warranties and covenants shall not be modified after the Banks have made the determination described in clause (iv) above without the approval of the Required Banks;

         (v) No principal payments on such Indebtedness shall be due or may be paid until after the Expiration Date hereunder; and

         (vi) No Subsidiary shall provide a Guaranty with respect to such Indebtedness unless it has previously become a Guarantor.

         Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

         Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code, and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

         Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) with such changes or in such other for as reasonably acceptable to the Agent, executed and delivered by the Borrower and each of the Guarantors to the Agent for the benefit of the Banks.

         Pledged Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement or the Collateral Assignment.

         PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

         Potential Default shall mean any event or condition which, with notice, passage of time or both, would constitute an Event of Default.

         Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

         Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

         Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

         Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

         Purchase Money Security Interests shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

         Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

         Qualified Accounts shall mean any Accounts of the Borrower and the Guarantors which the Agent in its sole discretion determines to have met all of the minimum requirements set forth on Schedule 1.1(C).

         Qualified Inventory shall mean any Inventory of the Borrower and the Guarantors which the Agent in its sole discretion determines to have met all of the minimum requirements set forth on Schedule 1.1(D).

         Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

         Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, byproducts, coproducts, impurities, dust, scrap and heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste" or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

         Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

         Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.

         Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

         Repurchase Obligations shall mean the repurchase arrangements described in Schedule 1.1(R) and such additional repurchase arrangements as the Borrower and its Subsidiaries shall enter into from time to time.

         Required Banks shall mean any Bank or group of Banks if the aggregate sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. If there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, then Required Banks shall mean Banks whose Commitments aggregate at least 51% of the Commitments of all of the Banks.

Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

         Retail Finance Companies shall mean collectively, and Retail Finance Company shall mean separately, a Person, other than an individual, primarily engaged in the business of making loans to retail purchasers of manufactured housing products subject to the underwriting standards of purchasers of such types of loans, provided the loans held by such Retail Finance Company in excess of sixty (60) days shall not at any time exceed $5,000,000.

         Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on
Schedule I to the most recent

Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

         Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section
2.1 or 2.9.3.

         Revolving Credit Note shall mean any Revolving Credit Note of the Borrower in the form of Exhibit 1.1(R) issued by the Borrower at the request of a Bank pursuant to Section 4.6 evidencing the Revolving Credit Loans to such Bank, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

         Revolving Facility Usage shall mean at any time the sum of the Loans outstanding and the Letters of Credit Outstanding.

         Schedule of Accounts shall mean a summary aging of all then existing Accounts in form and substance satisfactory to Agent, and if requested by the Agent, such summary shall specify in each case the names, addresses, face amount and dates of invoice(s) for each Account Debtor obligated on an Account so listed, copies of proof of delivery and customer statements and the original copy of all documents, including, without limitation, repayment histories and present status reports, and such other matters and information relating to the status of the Accounts and/or the Account Debtors so scheduled as the Agent may from time to time reasonably request.

         Schedule of Inventory shall mean a summary of then existing Inventory in form and substance satisfactory to the Agent on a FIFO basis, and with specific identification of inventory located on retail lots and if requested by Agent itemizing and describing the kind, type, quality and quantity of Inventory.

         SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

         Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) with such changes or in such other form as reasonably acceptable to the Agent, executed and delivered by the Borrower and each of the Guarantors to the Agent for the benefit of the Banks.

         Shares shall have the meaning assigned to that term in Section 5.1.2.

         Significant Subsidiary shall mean any Subsidiary of the Borrower (other than Champion Development and any Subsidiary of Champion Development) which at the time (i) has gross revenues equal to or in excess of two and one-half percent (2-1/2%) of the consolidated gross revenues of the Borrower and its Subsidiaries, (ii) has total assets equal to or in excess of five percent (5%) of the consolidated total assets of the Borrower and its Subsidiaries, as determined and consolidated in accordance with GAAP, (iii) has any material trademarks or other intellectual property related to the business of the Borrower and its Subsidiaries, or (iv) has commitments to lend or Guaranties from the Borrower or any other Significant Subsidiary equal to or in excess of five percent (5%) of the consolidated total assets of the Borrower and its Subsidiaries, as determined and consolidated in accordance with GAAP.

         Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability net of the amount of receipts and recoveries that can reasonably be expected to inure to such Person in relation to liabilities.

         Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

         Subsidiary of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member and of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

              Subsidiary Shares shall have the meaning assigned to that term in
Section 5.1.2.

              Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

              UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

              Uniform Commercial Code shall have the meaning assigned to that term in Section 5.1.15.

         1.2 Construction.


         Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

              1.2.1 Number; Inclusion.

              References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "including" has the meaning represented by the phrase "including without limitation";

              1.2.2 Determination.

              References to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations), and any such determination shall be conclusive absent manifest error;

              1.2.3 Agent's Discretion and Consent.

              Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent, such right shall be exercised in good faith;

              1.2.4 Documents Taken as a Whole.

              The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

              1.2.5 Headings.

              The section and other headings contained in this Agreement or such other Loan Document and the table of contents (if any) preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

              1.2.6 Implied References to This Agreement.

              Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

              1.2.7 Persons.

              Reference to any Person includes such Person's successors and assigns, but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

              1.2.8 Modifications to Documents.

              Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

              1.2.9 From, To and Through.

              Relative to the determination of any period of time, "from" means "from and including"; "to" means "to but excluding"; and "through" means "through and including"; and

              1.2.10 Shall; Will.

              References to "shall" and "will" are intended to have the same meaning.

         1.3 Accounting Principles.

         Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP and consistent with the past practices of the Borrower and its Subsidiaries (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section
7.1.11 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.1.11) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the

Historical Statements referred to in Section 5.1.8(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.1.11 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time; until this Agreement is so amended, the covenants shall remain as set forth in this Agreement.

                         2. REVOLVING CREDIT FACILITIES


         2.1 Commitments.


              2.1.1 Revolving Credit Loan Commitments.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date, provided that after giving effect to such Loan, (i) during the period from the Closing Date through February 28, 2001, the aggregate amount of Loans from such Bank shall not exceed such Bank's Ratable Share of Ten Million Dollars ($10,000,000), and the aggregate amount of Loans from all the Banks plus the Letters of Credit Outstanding shall not exceed $45,000,000, (ii) during the period from March 1, 2001, through the Expiration Date, the aggregate amount of the Loans from such Bank shall not exceed such Bank's Ratable Share of Seventy-Five Million Dollars ($75,000,000) minus such Bank's Ratable Share of the Letters of Credit Outstanding, and (iii) at all times the aggregate amount of Loans from all the Banks plus the aggregate amount of Letters of Credit Outstanding shall not exceed the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section
2.1.1. The Revolving Credit Loans shall be due and payable in full on the Expiration Date or the earlier acceleration thereof.

              2.1.2 [Intentionally Omitted].

         2.2 Nature of Banks' Obligations With Respect to Revolving Credit
Loans.

         Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests, Etc.] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed (i) during the period from the Closing Date through February 28, 2001, such Bank's Ratable Share of Ten Million Dollars ($10,000,000), and (ii) during the period from March 1, 2001, through the Expiration Date, such Bank's Ratable Share of Seventy-Five Million Dollars ($75,000,000) minus such Bank's Ratable Share of the Letters of Credit Outstanding, and the aggregate amount of the Banks' Revolving Credit Loans outstanding hereunder plus Letters of Credit Outstanding shall not at any time exceed the Borrowing Base.

The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party, nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

         2.3 Commitment Fee.

         Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time, and (ii) the sum of the principal amount of such Bank's Revolving Credit Loans outstanding plus its Ratable Share of the Letters of Credit Outstanding. The Commitment Fee shall be payable in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Loans.

         2.4 Closing Fee.

         The Borrower agrees to pay to the Agent, for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment, a nonrefundable closing fee as set forth in the Agent's Letter.

         2.5 Revolving Credit Loan Requests.

              2.5.1 Revolving Credit Loan Requests.

              Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, one (1) Business Day prior to either the proposed Borrowing Date, a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), accompanied by a Borrowing Base Certificate, it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; and (ii) the aggregate amount of the proposed Loans, which shall be not less than the lesser of $1,000,000 or the maximum amount available.

              2.5.2 [Intentionally Omitted.]

         2.6 Making Revolving Credit Loans.

         The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests, Etc.] accompanied by a Borrowing Base

Certificate, notify the Banks of its receipt of such Loan Request, specifying:
(i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount of each such Revolving Credit Loan; and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations With Respect to Revolving Credit Loans]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 6.2 [Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date; provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16 [Availability of Funds].

              2.6.1 [Intentionally Omitted.]

         2.7 Use of Proceeds.

         The proceeds of the Revolving Credit Loans shall be used for working capital purposes and to finance the Borrower's and the Guarantors' purchase of raw materials and other materials used in the manufacturing of their inventory and for the reimbursement of the Borrower and the Guarantors for amounts they have paid for the purchase of raw materials and other materials used in the manufacturing of their inventory which were made within three hundred sixty
(360) days prior to the applicable Revolving Credit Loan and in accordance with
Section 7.1.10 [Use of Proceeds].

         2.8 [Intentionally Omitted.]

         2.9 Letter of Credit Subfacility.

              2.9.1 Issuance of Letters of Credit.

              The Borrower may request the issuance of a letter of credit (each, a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Issuing Bank selected by the Borrower (with a copy to the Agent) a completed application and agreement for letters of credit in such form as the Issuing Bank may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance, accompanied by a Borrowing Base Certificate evidencing that (i) the Borrowing Base is equal to or greater than the aggregate amount of the Loans plus the Letters of Credit Outstanding after giving effect to the Letter of Credit which the Borrower has requested to be issued, (ii) during the period from the Closing Date through February 28, 2001, the aggregate amount of Loans plus the Letters of Credit Outstanding after giving effect to the Letter of Credit which the Borrower has requested to be issued is not in excess of $45,000,000, and (iii) during the period from March 1, 2001, through the Expiration Date, the aggregate amount of the Loans plus Letters of Credit Outstanding after giving effect to the Letter of Credit which the Borrower has requested is not in excess of $75,000,000. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this
Section 2.9, the Issuing Bank will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of eighteen (18) months from the date of issuance and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $35,000,000, (ii) the Revolving Facility Usage exceed, at any one time, during the period from the Closing Date through February 28, 2001, $45,000,000, and during the period from March 1, 2001, through the Expiration Date, $75,000,000, (iii) the sum of the Loans and Letters of Credit Outstanding exceed, at any one time, the Borrowing Base.

              2.9.2 Letter of Credit Fees.

              The Borrower shall pay (i) to the Agent for the ratable account of the Banks a fee equal to the Letter of Credit Fee and (ii) to the Issuing Bank for its own account a fronting fee agreed upon between the Issuing Bank and the Borrower (such fee computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Expiration Date. Subject to the terms and conditions of this Agreement, any Issuing Bank selected by the Borrower shall issue the requested Letter of Credit. The Borrower shall also pay to the Issuing Bank for the Issuing Bank's sole account the Issuing Bank's then-in-effect reasonable and customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation and administration of Letters of Credit.

              2.9.3 Disbursements, Reimbursement.

                   2.9.3.1 Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                   2.9.3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower and the Agent. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a "Reimbursement Obligation") the Agent on behalf of the Issuing Bank prior to 12:00 noon, Pittsburgh time, on each date that an amount is paid by the Issuing Bank under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Agent on behalf of the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Issuing Bank will promptly notify the Agent and each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 [Each Additional Loan or Letter of Credit] other than any notice requirements. Any notice given by the Issuing Bank pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing, provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                   2.9.3.3 Each Bank shall upon any notice pursuant to Section
2.9.3.2 make available to the Agent, on behalf of the Issuing Bank, an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time, on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment from the Drawing Date to the date on which such Bank makes such payment
(i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Issuing Bank will promptly give notice to the Agent and each other Bank of the occurrence of the Drawing Date, but failure of the Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

                   2.9.3.4 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section 6.2 [Each Additional Loan or Letter of Credit] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent on behalf of the Issuing Bank pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

              2.9.4 Repayment of Participation Advances.

                   2.9.4.1 Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Issuing Bank under such a Letter of Credit, the Agent on behalf of the Issuing Bank will pay to each Bank, in the same funds as those received by the Agent on behalf of the Issuing Bank, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Issuing Bank.

                   2.9.4.2 If any Issuing Bank (or the Agent on behalf of any Issuing Bank) is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Issuing Bank or to the Agent on behalf of any Issuing Bank pursuant to Section 2.9.3.2 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, on behalf of the Issuing Bank, forthwith return to the Agent, on behalf of the Issuing Bank, the amount of its Ratable Share of any amounts so returned by the Issuing Bank or by the Agent on behalf of the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Issuing Bank or to the Agent on behalf of the Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

              2.9.5 Documentation.

              Each Loan Party agrees to be bound by the terms of the Issuing Bank's application and agreement for letters of credit and the Issuing Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, neither the Agent nor any Issuing Bank shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

              2.9.6 Determinations to Honor Drawing Requests.

              In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible to determine only that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

              2.9.7 Nature of Participation and Reimbursement Obligations.

              Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligation of the Borrower to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                        (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Agent, the Borrower or any other Person for any reason whatsoever;

                        (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests, Etc.], 2.6 [Making Revolving Credit Loans] or 6.2 [Each Additional Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3;

                        (iii) any lack of validity or enforceability of any Letter of Credit;

                        (iv) the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent, any Issuing Bank, or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                        (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Issuing Bank has been notified thereof;

                        (vi) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft, certificate or other document which does not comply with the terms of such Letter of Credit;

                        (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                        (viii) any breach of this Agreement or any other Loan Document by any party thereto;

                        (ix) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

                        (x) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

                        (xi) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                        (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

              Nothing in the preceding sentence shall relieve the Agent from liability pursuant to Section 2.9.9 [Liability for Acts and Omissions] for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (xii) of such sentence.

              2.9.8 Indemnity.

              In addition to amounts payable as provided in Section 9.5 [Reimbursement and Indemnification of Agent by the Borrower], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent and each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of
(A) the gross negligence or willful misconduct of any Agent or an Issuing Bank as determined by a final judgment of a court of competent jurisdiction or, (B) subject to the following clause (ii), the wrongful dishonor by an Issuing Bank of a proper demand for payment made under any Letter of Credit, or (ii) the failure of an Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

              2.9.9 Liability for Acts and Omissions.

              As between any Loan Party, each Issuing Bank and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither any Agent nor any Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit, or any other claim of any Loan Party against any beneficiary of such Letter of Credit or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of any Issuing Bank or any Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder or of any of the rights or powers hereunder of any Issuing Bank. Nothing in the preceding sentence shall: (x) relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence, or (y) relieve any Issuing Bank from liability for such Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

              In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent or any Issuing Bank under any resulting liability to the Borrower or any other Bank.

         2.10 Mandatory Prepayments.

              2.10.1 Sale of Assets.

              Within five (5) Business Days of any sale of assets authorized by
Section 7.2.6(iii) [Disposition of Assets or Subsidiaries] and to the extent that the gross consideration received for such sale is in excess of either of the amounts set forth in Section 7.2.6(iii), the Borrower shall make a mandatory prepayment of principal of the Revolving Credit Loans equal to the amount of net cash proceeds (i.e. gross proceeds minus fees and expenses of such sale) paid by the buyer or buyers in connection with such sale, together with accrued interest on such principal amount. Any such mandatory prepayment of the Revolving Credit Loans or deposits of funds as cash collateral (as described in the next sentence) shall also reduce the maximum amount of credit available through the Expiration Date for Loans and Letters of Credit under Sections 2.1 and 2.9 on a dollar-for-dollar basis in the amount of the reduction of the Loans or such deposits. If there are no Revolving Credit Loans outstanding at the time of mandatory prepayment pursuant to this Section 2.10.1, the net cash proceeds of such sale shall be held by the Agent in an account under its control and shall serve as additional Collateral with respect to the Obligations.

         2.11 Permanent Reductions of Commitments.

              2.11.1 Voluntary Reductions.

              The Borrower shall be permitted, without premium or penalty, at any time upon five (5) Business Days' notice to the Agent, to reduce permanently the Revolving Credit Commitments in an aggregate amount of not less than $5,000,000 and in integral multiples of $1,000,000 for amounts in excess of $5,000,000, and each Bank's Revolving Credit Commitment shall be reduced in accordance with its Ratable Share; provided, however, that any such reduction in the Revolving Credit Commitments shall also reduce the maximum amount of credit available through the Expiration Date for Loans and Letters of Credit under Sections 2.1 and 2.9 on a dollar-for-dollar basis in the amount of the reduction of the Commitments.

              2.11.2 Eligible Inventory Advance Rates; Borrowing Base Exceeded.

              Whenever the outstanding principal balance of Revolving Credit Loans by the Banks plus the Letters of Credit Outstanding exceeds the Borrowing Base, the Borrower shall make, within three (3) Business Days after the Borrower learns of such excess and whether or not the Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the outstanding principal balance of the Revolving Credit Loans plus the Letters of Credit Outstanding over the Borrowing Base, together with accrued interest on such principal amount. Whenever the Letters of Credit Outstanding issued pursuant to Section 2.9 exceeds the Borrowing Base, the Borrower shall make, within three (3) Business Day after the Borrower learns of such excess and whether or not the Agent has given notice to such effect, a cash deposit with the Agent in a deposit account under the sole control of the Agent in an amount equal to the excess of the Letters of Credit Outstanding over the Borrowing Base.

              2.11.3 Mandatory Reductions.

              The maximum amount of credit available for Loans and Letters of Credit under Sections 2.1 and 2.9 shall be permanently reduced on the date of any mandatory prepayment required pursuant to Section 2.10.1 by an amount equal to the gross proceeds (after deducting fees and expenses incurred in connection with such sale) paid by the buyer or buyers in connection with such asset sale transaction, and in each case, each Bank's Revolving Credit Commitment shall be reduced in accordance with its Ratable Share.

              2.11.4 Effect of Reductions.

              After each such reduction of the maximum amount of credit available for Loans and Letters of Credit under Section 2.1 and 2.9 and corresponding dollar-for-dollar reduction of the Revolving Credit Commitments, the Commitment Fee shall be calculated upon the Revolving Credit Commitments of the Banks as so reduced, and the amount of the reduction of the maximum amount of credit available for Loans and Letters of Credit under Section 2.1 and 2.9 and the Revolving Credit Commitments shall not be reinstated.

                               3. INTEREST RATES

         3.1 Interest Rate.

              The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans.

              The Revolving Credit Loans shall bear interest at a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

         3.2 [Intentionally Omitted].

         3.3 Interest After Default.

         To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

              3.3.1 Letter of Credit Fees; Interest Rate.

              The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or
Section 3.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

              3.3.2 Other Obligations.

              Each other Obligation hereunder, if not paid when due, shall bear interest at a rate per annum equal to the Base Rate plus an additional 3% per annum from the time such Obligation becomes due and payable until it is paid in full.

              3.3.3 Acknowledgment.

              The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

                                  4. PAYMENTS

         4.1 Payments.

         All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, the Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to noon, Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds; provided that in the event payments are received by noon, Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

         4.2 Pro Rata Treatment of the Banks.

         Each borrowing shall be allocated to each Bank according to its Ratable Share, and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans shall (except as provided in Section 4.4.2 [Replacement of a Bank] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

         4.3 Interest Payment Dates.

         Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Loans. Interest on mandatory prepayments of principal under
Section 2.10 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         4.4 Voluntary Prepayments.

              4.4.1 Right to Prepay.

              The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty.

              Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m., Pittsburgh time, at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans, setting forth the following information:

              (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

              (y) the total principal amount of such prepayment, which shall not be less than $1,000,000 for any Revolving Credit Loan.

              All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.5.2 [Indemnity].

              4.4.2 Replacement of a Bank.

              In the event any Bank (i) gives notice under Section 4.5.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (w) receipt of such Bank's notice under
Section 4.5.1 [Increased Costs, Etc.], (x) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that (A) the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 4.5 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees or amounts then due under the Loans Documents to such Bank; (B) the Borrower shall also prepay the Loans, together with all interest accrued thereon, and terminate the Commitment of all other Banks that are similarly situated pursuant to Section 4.4.2 (i)-(iii); (C) unless the Borrower exercises its right to permanently reduce the Commitments by the amount of such Bank's Commitment (upon such notice and in such amounts as set forth in Section 2.11.1 [Voluntary Reductions]),the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent, which consent shall not be unreasonably withheld;, and
(D) the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 9.14 [Successor Agent] and an Issuing Bank may only be replaced if all Letters of Credit issued by such Issuing Bank have expired or been terminated or replaced.

              4.4.3 Change of Lending Office.

              Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality, Etc.] or 4.5.1 [Increased Costs, Etc.] with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section
4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

         4.5 Additional Compensation in Certain Circumstances.

              4.5.1 Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

              If any Law, guideline or interpretation, or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                        (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Loans or payments by the Borrower of principal, interest, Commitment Fees or other amounts due from the Borrower hereunder (except for taxes on the overall net income of such Bank),

                        (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of or other acquisitions of funds by, any Bank, or

                        (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

              4.5.2 Indemnity.

              In addition to the compensation required by Section 4.5.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties) which such Bank sustains or incurs as a consequence of any:

                        (i) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request under
Section 2.5

[Revolving Credit Loan Requests, Etc.]or notice relating to prepayments under
Section 4.4 [Voluntary Prepayments], or

                        (ii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

              If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

         4.6 Notes.

         Upon the request of any Bank, the Revolving Credit Loans made by such Bank may be evidenced by a Revolving Credit Note in the form of Exhibit 1.1(R).

         4.7 [Intentionally Omitted.]

         4.8 Receipt and Application of Payment. Upon request of the Agent (which request shall be made if the Required Banks so direct), the Loan Parties shall notify all Account Debtors to make all payments due from them to the Loan Parties directly to a lockbox for collection pursuant to a lockbox agreement in form satisfactory to the Agent (the "Cash Collateral Account"). In the event the Loan Parties (or any of its Affiliates, shareholders, directors, officers, employees, agents or those Person acting for or in concert with the Borrower) shall receive any cash, checks, notes, drafts or other similar items of payment relating to or constituting the Collateral (or proceeds thereof) after such request by the Agent that all payments be remitted to the lockbox for deposit in the Cash Collateral Account, no later than the first Business Day following receipt thereof, the Loan Parties shall (i) deposit or cause the same to be deposited, in kind, in the Cash Collateral Account established by the Loan Parties with the Agent or such other depository as may be designated in writing by the Agent (the "Depository"), from which account the Agent alone shall have sole power of withdrawal, and with respect to which the Depository shall waive any rights of set off, and (ii) forward to the Agent on a daily basis, a collection report in form and substance satisfactory to the Agent and, at the Agent's request, copies of all such items and deposit slips related thereto. All cash, notes, checks, drafts or similar items of payment by or for the account of the Borrower shall be the sole and exclusive property of the Banks immediately upon the earlier of the receipt of such items by the Agent or the Depository or the receipt of such items by the Borrower; provided, however, that for the purpose of computing interest hereunder such items shall be deemed to have been collected and shall be applied by the Agent on account of the Loans one (1) Business Day after receipt by the Agent (subject to correction for any items subsequently dishonored for any reason whatsoever). Notwithstanding anything to the contrary herein, all such items of payment shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon actual receipt by the Agent, unless the same are subsequently dishonored for any reason whatsoever. Upon the occurrence of an Event of Default, all funds in the Cash Collateral Account, including all payments made by or on behalf of and all credits due the Borrower, may be applied and reapplied in whole or in part to any of the Loans to the extent and in the manner the Agent deems advisable which is not inconsistent with the terms of this Agreement.

         4.9 Collections; Agent's Right to Notify Account Debtors. The Loan Parties hereby authorize the Agent, now and at any time or times hereafter at the discretion of the Agent, to (i) notify any or all Account Debtors that the Accounts have been assigned to the Banks and that the Banks have a security interest therein, and (ii) direct such Account Debtors to make all payments due from them to the Borrower upon the Accounts directly to the Agent or to a lockbox designated by the Agent. The Agent shall promptly furnish the Borrower with a copy of any such notice sent. The Agent shall provide such notice if the Required Banks so direct. Any such notice, in the Agent's sole discretion, may be sent on the Loan Parties' stationery, in which event the Loan Parties shall co-sign such notice with the Agent. To the extent that any Law or custom or any contract or agreement with any Account Debtor requires notice to or the approval of the Account Debtor in order to perfect such assignment of a security interest in Accounts, the Loan Parties agrees to give such notice or obtain such approval.



                       5. REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties.

         The Loan Parties, jointly and severally, make the following representations and warranties with respect to the Loan Parties, and further, to the best of their knowledge and belief, make the following representations and warranties with respect to the Subsidiaries of the Borrower which are not Loan
Parties:

              5.1.1 Organization and Qualification.

              Each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing would not have a Material Adverse Change. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both make such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Change.

              5.1.2 Subsidiaries.

              Schedule 5.1.2 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company, all the foregoing as in effect on the Closing Date. The Borrower and each Subsidiary of the Borrower have good and marketable title to all of the respective Subsidiary Shares, Partnership Interests and LLC Interests they purport to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.1.2.

              5.1.3 Power and Authority.

              Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

              5.1.4 Validity and Binding Effect.

              This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after the respective dates of delivery thereof, enforceable against such Loan Party in accordance with their respective terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

              5.1.5 No Conflict.

              Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

              5.1.6 Litigation.

              Except as set forth on Schedule 5.1.5, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or decree of any Official Body which may result in any Material Adverse Change.

              5.1.7 Title to Properties.

              Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All material leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

              5.1.8 Financial Statements.

                        (i) Historical Statements. The Borrower has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the 1999 fiscal year ended January 1, 2000 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                        (ii) Financial Projections. The Borrower has delivered to the Agent financial projections of the Borrower and its Subsidiaries for the period covering the fiscal years 2000 through 2003 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management.

                        (iii) Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein, there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since January 1, 2000, no Material Adverse Change has occurred.

              5.1.9 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

                   5.1.9.1 General.

                   The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.7 [Use of Proceeds] and 7.1.10 [Use of Proceeds].

                   5.1.9.2 Margin Stock.

                   None of the Loan Parties or any Subsidiary of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                   5.1.9.3 Section 20 Subsidiaries.

                   The Loan Parties do not intend to use and shall not knowingly use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

              5.1.10 Full Disclosure.

              Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other document furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party as of the Closing Date which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

              5.1.11 Taxes.

              All federal, state, local and other tax returns required to have been filed with respect to each Loan Party have been filed and all federal, state, local and other tax returns required to have been filed with respect to each Subsidiary of each Loan Party after the date of creation of such Subsidiary or the acquisition of such Subsidiary by any Loan Party have been filed, and payment or adequate provision therefor has been made of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Except as disclosed in writing to the Agent, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

              5.1.12 Consents and Approvals.

              No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 5.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 5.1.12.

              5.1.13 No Event of Default; Compliance With Instruments.

              No event has occurred and is continuing, and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents, which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiary of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

              5.1.14 Patents, Trademarks, Copyrights, Licenses, Etc.

              Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known, possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 5.1.14.

              5.1.15 Security Interests.

              Upon the consummation of the matters described in Section 7.1.16, the Liens and security interests granted to the Agent for the benefit of the Banks pursuant to the Collateral Assignment, the Patent, Trademark and Copyright Assignment, the Pledge Agreement and the Security Agreement in the Collateral constitute and will continue Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law to the extent provided in such Agreements. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Collateral Assignment, the Patent, Trademark and Copyright Assignment, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, and there will be no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

              5.1.16 Status of the Pledged Collateral.

              All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement or the Collateral Assignment are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement or the Collateral Assignment and except as the right of the Banks to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 5.1.16. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

              5.1.17 Insurance.

              No notice has been received by the Borrower or any Subsidiary, and no grounds exist, to cancel or avoid any insurance policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

              5.1.18 Compliance With Laws.

              The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business, except where the failure to do so would not constitute a Material Adverse Change.

              5.1.19 Material Contracts; Burdensome Restrictions.

              All material contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts, are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document or any requirement of Law, which could result in a Material Adverse Change.

              5.1.20 Investment Companies; Regulated Entities.

              None of the Loan Parties or any Subsidiary of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiary of any Loan Party is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

              5.1.21 Plans and Benefit Arrangements.

                        (i) The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made, when due, any and all payments required to be made under any agreement relating to a Multiemployer Plan or a

Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group
(i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                        (ii) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                        (iii) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated within the meaning of Title IV of ERISA.

              5.1.22 Employment Matters.

              Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws, including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and workers' and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Agent true and correct copies of each of the collective bargaining agreements to which the Borrower and the Subsidiaries are a party as of the Closing Date and, upon the request of the Agent, the Borrower will provide a copy to the Agent of any collective bargaining agreements entered into by the Borrower or any Subsidiary of the Borrower after the Closing Date.

              5.1.23 Environmental Matters.

              Except as set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ending January 3, 1998, none of the Loan Parties or any Subsidiary of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary, or any prior or subsequent owner of any of the Property, is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and

Liability Act, 42 U.S.C. ss. 9601 et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened material Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

              5.1.24 Senior Debt Status.

              The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party currently rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party, except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person, except for Permitted Liens.

         5.2 Continuation of Representations.

         The Loan Parties make the representations and warranties in this
Article 5 on the date hereof and on the Closing Date and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Section 6.2.

     6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

     The obligation of each Bank to make Loans and of the Issuing Banks to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

         6.1 First Loans and Letters of Credit.

         On the Closing Date:

              6.1.1 Officer's Certificate.

              The representations and warranties of each of the Loan Parties contained in Section 5.1 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President, Vice President or Chief Financial Officer of each of the Loan Parties, to each such effect.

              6.1.2 Secretary's Certificate.

              There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                        (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

                        (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                        (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

              6.1.3 Delivery of Loan Documents.

              The Collateral Assignment, Guaranty Agreement, Notes, Patent, Trademark and Copyright Assignment, Pledge Agreement and Security Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Shares, the Partnership Interests and the LLC Interests.

              6.1.4 Opinion of Counsel.

              There shall be delivered to the Agent for the benefit of each Bank a written opinion of John Collins, Esquire and Dykema, Gossett, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

                        (i) as to the matters set forth in Exhibit 6.1.4; and

                        (ii) as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

              6.1.5 Legal Details.

              All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

              6.1.6 Payment of Fees.

              The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks, to the extent not previously paid, all fees accrued through the Closing Date and the costs and expenses for which the Agent, the Syndication Agent and the Banks are entitled to be reimbursed.

              6.1.7 Consents.

              All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 5.1.12 shall have been obtained.

              6.1.8 Officers' Certificates.

              Since January 1, 2000, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material adverse change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect. The Borrower shall further deliver a certificate dated the Closing Date and signed by the Chief Executive Officer, President, Vice President, Treasurer or Chief Financial Officer of the Borrower certifying that the Loan Documents and related transactions consummated on the Closing Date not conflict with or result in a default under the Indenture, which certificate shall further include a calculation of the Borrower's Consolidated Net Tangible Assets, as such term is defined in the Indenture.

              6.1.9 No Violation of Laws.

              The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

              6.1.10 No Actions or Proceedings.

              No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

              6.1.11 Insurance Policies; Certificates of Insurance;
Endorsements.

              The Loan Parties shall have delivered certificates of insurance as evidence acceptable to the Agent that adequate insurance in compliance with
Section 7.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, and upon request of the Agent, shall provide to the Agent a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured, and lender loss payee.

              6.1.12 Requisite Floor-Plan Financing.

              On or before the Closing Date, the Borrower and the Guarantors shall have obtained Floor Plan Financing Availability of not less than $100,000,000 and provided to the Agent certified copies of the contracts relating to such financing, all of the foregoing to the satisfaction of the Agent.

              6.1.13 Lien Search Results.

              The Agent shall have received copies of UCC, judgment and tax lien searches relating to the consensual and non-consensual liens filed against the Borrower and the Guarantors which evidence that upon the filing necessary to perfect the Lien of the Banks on the Collateral, such Lien shall constitute a Prior Security Interest in favor of the Banks.

         6.2 Each Additional Loan or Letter of Credit.

         At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5.1 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent (and the Issuing Bank, in the case of a request for a Letter of Credit) a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  7. COVENANTS

         7.1 Affirmative Covenants.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

              7.1.1 Preservation of Existence, Etc.

              Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to do so would not result in a Material Adverse Change or except as otherwise expressly permitted in Section 7.2.5 [Liquidations, Mergers, Etc.].

              7.1.2 Payment of Liabilities, Including Taxes, Etc.

              Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would affect the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor; provided, further, that the failure of Champion Development and any Subsidiary of Champion Development to comply with this Section 7.1.2 shall not result in a default hereunder unless such failure could reasonably be expected to result in a Material Adverse Change.

              7.1.3 Maintenance of Insurance.

              Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably acceptable to the Agent. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Banks (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Agent, which shall, among other matters, specify the Agent as an additional insured and lender loss payee as its interests may appear, (with the understanding that any obligation imposed upon the insured, including the liability to pay premiums shall be the sole obligation of the applicable Loan Parties and not that of the insured); that except in the case of public liability insurance and workmen's compensation insurance, all insurance proceeds for losses of less than $2,500,000 shall be adjusted with and payable to the applicable Loan Parties; and all insurance proceeds for losses of $2,500,000 or more shall be adjusted with and payable to the Agent. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Agent constituting insurance proceeds may, at the option of the Agent, (i) be applied by the Agent to the payment of the Loans in such manner as the Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

              7.1.4 Maintenance of Properties and Leases.

              Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties which are useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except where the failure so maintain such properties would not result in a Material Adverse Change.

              7.1.5 Maintenance of Patents, Trademarks, Etc.

              Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

              7.1.6 Visitation Rights.

              Upon request of the Agent, each Loan Party and Subsidiaries shall permit the Agent or professionals retained by the Agent to conduct an audit on the accounts and inventory of the Loan Parties and each of their Subsidiaries, all such audits to be at the sole cost and expense of the Borrower and each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct a visit to or inspection of any of the properties of any Loan Party, such Bank shall make a reasonable effort to conduct such visits and inspections contemporaneously with any visits and inspections to be performed by the Agent.

              7.1.7 Keeping of Records and Books of Account.

              The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

              7.1.8 Plans and Benefit Arrangements.

              The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

              7.1.9 Compliance With Laws and Building Standards.

              Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including without limitation all Environmental Laws and consumer lending laws, and all applicable building standards, including the National Manufactured Home Construction and Safety Standards promulgated by the U.S. Department of Housing and Urban Development and any other local building codes, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law or building standard would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which, in the aggregate, would constitute a Material Adverse Change.

              7.1.10 Use of Proceeds.

              The Loan Parties will use the Letters of Credit for general corporate purposes supporting Obligations incurred by the Loan Parties in the ordinary course of business . The Loan Parties shall use the proceeds of the Loans only (i) for working capital purposes, (ii) to finance the Borrower's and the Guarantors' purchase of raw materials and other materials used in the manufacturing of their inventory, and (iii) for the reimbursement of the Borrower and the Guarantors for amounts they have paid for the purchase of raw materials and other materials used in the manufacturing of their inventory which were made within three hundred sixty (360) days prior to the applicable Revolving Credit Loan. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purpose which contravenes any applicable Law or any provision hereof.

              7.1.11 Champion Development.

              Notwithstanding any other provision of this Agreement, Champion Development and any Subsidiary of Champion Development shall not be considered a "Subsidiary" of the Borrower or any Loan Party for the purpose of Sections 7.2.1
- 7.2.8, 8.1.5, 8.1.8 and 8.1.9. Further, the Borrower agrees to cause Champion Development and any Subsidiary of Champion Development to, at all times, comply with all the requirements set forth in the definition of Champion Development in
Section 1.1 hereof. The Borrower shall not and shall not permit Champion Development any of its Subsidiaries to (i) pledge any shares owned by Champion Development or any Subsidiary of Champion Development or (ii) to enter into any to contract or other agreement that restricts the pledge of such shares.

              7.1.12 Stock Repurchases.

              The Loan Parties and each of their Subsidiaries may not make or pay, or agree to become or remain liable to make or pay, distributions on account of the purchase, redemption, retirement or acquisition of their respective shares of capital stock (or warrants, options or rights therefor), (the foregoing are collectively referred to as "Stock Repurchases"); provided that notwithstanding the foregoing, the Borrower may make Stock Repurchases not to exceed $3,000,000 in any fiscal year in connection with the repurchase of stock of departing employees pursuant to employee benefit programs provided that prior to and after giving effect to any such payment, the Borrower is not in violation of Sections 7.2.14 or 7.2.15.

              7.1.13 Floor Plan Financing.

              The Borrower and the Guarantors shall continue to maintain at all times Floor Plan Financing Availability of not less than $100,000,000 on terms and conditions satisfactory to the Agent.

              7.1.14 Further Assurances.

              Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

              7.1.15 Landlord's Waiver.

              Within forty-five (45) of the Closing Date, the Loan Parties shall have delivered an executed Landlord's Waiver in substantially the form of
Exhibit 7.1.15 from the lessor for each leased Collateral location where the Guarantors conduct manufacturing operations, as listed on Schedule A to the Security Agreement.

              7.1.16 Financing Statement Deliveries.

              On or before January 19, 2001, the Loan Parties shall have caused all financing statements of secured parties which no longer offer credit to the Loan Parties to be terminated and shall have caused all financing statements which incorporate accounts, general intangibles and related property as collateral (which are not proceeds of inventory) or incorporate manufacturing inventory to have been modified in a form satisfactory to Agent. On or before January 15, 2001, the Loan Parties shall have provided legal descriptions for all real property locations where the Loan Parties have manufacturing facilities.

         7.2 Negative Covenants.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

              7.2.1 Indebtedness.

              Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, create, incur, assume or suffer to exist any Indebtedness, except:

                        (i) Indebtedness under the Loan Documents;

                        (ii) Indebtedness of a Loan Party to another Loan Party;

                        (iii) Indebtedness of a Loan Party or Subsidiary of a Loan Party for Floor-Plan Financing Obligations which are unsecured or secured by Purchase Money Security Interests as described in clause (viii) of the definition of Permitted Liens, provided that the aggregate amount of all such Indebtedness permitted under this Section 7.2.1 (iii) at any one time outstanding shall not exceed from and after the Closing Date, $200,000,000;

                        (iv) Indebtedness of the Loan Parties and their Subsidiaries for financing, the proceeds of which are used for capital expenditures or in connection with capital leases made in the ordinary course of business, which Indebtedness is secured by Purchase Money Security Interests or mortgage Liens, provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the amount of $20,000,000.

                        (v) Unsecured Indebtedness of a Loan Party or a Subsidiary of a Loan Party comprising Earn Out Obligations either (i) incurred prior to the Closing Date and not in excess of the amount outstanding as of September 30, 2000, which is $184,450,000, or (ii) incurred subsequent to the Closing Date and not payable by the Loan Party (whether as normally scheduled or as accelerated) prior to the Expiration Date.

                        (vi) Repurchase Obligations, provided that any material amount of such Repurchase Obligations shall have terms no more burdensome to the Loan Parties and their Subsidiaries than terms standard in the manufactured housing industry at the time such Repurchase Obligations are incurred;

                        (vii) Existing Indebtedness set forth on Schedule 7.2.1, provided that there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1;

                        (viii) Indebtedness (other than as set forth above) of the Borrower and its Subsidiaries in an amount not to exceed twelve and one-half percent (12-1/2%) of Consolidated Net Worth in the aggregate at any one time outstanding;

                        (ix) Permitted Unsecured Debt; and

                        (x) Surety or performance bonds given by a Loan Party or Subsidiary thereof in the ordinary course of business in an amount not to exceed $50,000,000 in the aggregate.

              7.2.2 Liens.

              Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

              7.2.3 Guaranties.

              Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of the Loan Parties and their Subsidiaries in favor of governmental authorities in connection with required permitting of the Loan Parties and their Subsidiaries by such authorities, (ii) Guaranties which in the aggregate do not exceed $15,000,000 of Indebtedness at any one time outstanding; (iii) Guaranties of Indebtedness permitted under Section 7.2.1(iii) and (v).

              7.2.4 Loans and Investments.

              Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                        (i) trade credit extended on usual and customary terms in the ordinary course of business;

                        (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                        (iii) Permitted Investments;

                        (iv) loans, advances and investments in wholly-owned Subsidiaries of the Borrower which are Guarantors; provided, however, that loans, advances or investments in Subsidiaries which constitute Retail Finance Companies shall not exceed five percent (5%) of the Consolidated Net Worth in the aggregate at any one time outstanding;

                        (v) loans, advances and investments in Subsidiaries of the Borrower which are not wholly-owned Subsidiaries; provided, however, that the aggregate of all such loans, advances and investments at any one time outstanding shall not exceed $10,000,000;

                        (vi) loans, advances and investments in Affiliates which are not Subsidiaries and which are permitted under Section 7.2.8; provided, however, that the aggregate of all such loans, advances and investments at any one time outstanding shall not exceed $10,000,000;

                        (vii) loans (including without limitation commitments to lend), advances and investments in Champion Development and any Subsidiary of Champion Development; provided, however, that the aggregate of all such loans (including without limitation commitments to lend), advances and investments shall not exceed, in the aggregate, the sum of (i) loan amounts outstanding as of the Closing Date and (ii) a maximum of $5,000,000 per year thereafter; and

                        (viii) loans, advances and investments in retail dealers of manufactured homes or other Persons doing business with any Loan Party or Subsidiary of any Loan Party not to exceed $5,000,000 in the aggregate at any one time.

              7.2.5 Liquidations, Mergers, Consolidations, Acquisitions.

              Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or, except as permitted under Section 7.2.13, acquire by purchase, lease or otherwise, all or substantially all of the assets or capital stock of any other Person, provided that any Subsidiary of the Borrower may consolidate or merge with any other Subsidiary of the Borrower and if any such Subsidiary was a Guarantor hereunder, the surviving entity shall also be a Guarantor.

              7.2.6 Dispositions of Assets or Subsidiaries.

              Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, sell, sell and lease back, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                        (i) transactions involving the sale of inventory in the ordinary course of business;

                        (ii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

                        (iii) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) and (ii) above, provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) for all asset sales after the Closing Date, to the extent that the gross consideration received for any asset sale transaction exceeds $10,000,000, or to the extent that the gross consideration received from all assets sales after the Closing Date exceeds $25,000,000 in the aggregate, all of the net cash proceeds (i.e. gross proceeds minus fees and expenses of such sale) in excess of the amounts set forth above shall be applied as a mandatory prepayment of the Loans in accordance with
Section 2.10.1 [Sale of Assets].

              7.2.7 Affiliate Transactions.

                        (i) Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, enter into or carry out any transaction with any Affiliate (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law.

                        (ii) Without limiting the generality of the foregoing Clause (i) of this Section 7.2.7, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, enter into or carry out any transaction or the like of any nature with Champion Development or any of its Subsidiaries (including purchasing property or services from or selling property or services to Champion Development or any of its Subsidiaries or otherwise transferring, leasing, disposing, or the like of any property or assets to or otherwise acquiring, receiving, or leasing any property or assets from Champion Development or any of its Subsidiaries or otherwise providing management, administrative, consulting, or other services to or receiving management, administrative, consulting, or other services from Champion Development or any of its Subsidiaries (but not including the provision of those services rendered in the ordinary course of business for reasonable consideration by or on behalf of a holding company for its organization as a whole, such as accounting and legal services provided by in-house professionals and staff)) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law.

              7.2.8 Subsidiaries, Partnerships and Joint Ventures.

              The Borrower shall not, and shall not permit any of its Subsidiaries (other than Champion Development or subsidiaries of Champion Development) to, own or create directly or indirectly any Subsidiaries (other than Foreign Subsidiaries) other than any Subsidiary which has joined this Agreement by executing the Guaranty or joined by executing a Guarantor Joinder or any Subsidiary formed or acquired after the Closing Date which becomes a Guarantor in accordance with Section 10.18 [Joinder of Guarantors]. The Borrower shall cause any of its Subsidiaries which at any time becomes a Significant Subsidiary to become a Guarantor in accordance with Section 10.18 [Joinder of Guarantors]. Neither the Borrower nor any Subsidiary of the Borrower shall become or agree to become a general or limited partner in any general or limited partnership or become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that (i) the Borrower or any Subsidiary may become a general or limited partner or member or manager of, or hold a limited liability company interest in, other Loan Parties, and
(ii) the Borrower or any Subsidiary may become a limited partner or a member or manager of, or hold a limited liability company interest in an Affiliate, provided that the liability of the Borrower or such Subsidiary is limited to its investment in such Affiliate and the aggregate of all such investments does not violate Section 7.2.4(vi).

              7.2.9 Continuation of or Change in Business.

              Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, engage in any business other than the business, operated by any Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

              7.2.10 Plans and Benefit Arrangements.

              Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA.

              7.2.11 Fiscal Year.

              The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period ending on the Saturday which is nearest to December 31 of each year.

              7.2.12 Certain Agreements.

              The Borrower has previously provided to the Agent each material contract in effect as of Closing Date to which the Borrower or any Subsidiary is a party relating to (i) the purchase of retail dealers with provisions containing Earn Out Obligations, (ii) Floor-Plan Financing Obligations by any Subsidiaries and (iii) any support agreement (whether containing Repurchase Obligations or otherwise) with third party floor-plan financers.

              7.2.13 Capital Expenditures.

              Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding $20,000,000 in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, and all such capital expenditures and capitalized leases shall be made under usual and customary terms and in the ordinary course of business. The Loan Parties may include within such capital expenditures (and the $20,000,000 annual limit thereon) the acquisition of substantially all the assets of Persons engaged in the business of the distribution of manufactured housing, provided that (i) each such purchase shall not exceed $1,000,000, (ii) all such purchases in any year shall not exceed $5,000,000 in the aggregate,
(iii) the Loan Parties shall cause all assets so acquired to be subject to the Prior Security Interest in favor of the Banks.

              7.2.14 Minimum Consolidated Cash Flow from Operations.

              The Loan Parties shall not permit the Consolidated Cash Flow from Operations, as calculated at the end of each fiscal month of the Borrower for the three (3) fiscal months then ended, to be less than the amounts set forth below for the periods set forth below:

                 October, 2000                      $  7,100,000
                 November, 2000                     $    500,000
                 December, 2000                     ($ 8,500,000)
                 January, 2001                      ($10,600,000)
                 February, 2001                     ($ 9,500,000)
                 March, 2001                        ($ 3,250,000)
                 April, 2001                        $  2,000,000
                 May, 2001                          $  4,500,000
                 June, 2001                         $  5,500,000
                 July, 2001                         $ 10,500,000
                 August, 2001                       $ 14,500,000
                 September, 2001                    $ 18,500,000

              October, 2001                      $ 14,500,000
              November, 2001                     $ 11,500,000
              December, 2001                     $  8,800,000
              January, 2002                      $ 12,000,000
              February, 2002                     $ 14,000,000
              March, 2002                        $ 15,500,000
              April, 2002                        $ 16,750,000
              May, 2002                          $ 17,500,000
              June, 2002                         $ 18,500,000
              July, 2002                         $ 19,750,000
              August, 2002                       $ 21,500,000
              September, 2002                    $ 24,000,000
              October, 2002                      $ 24,000,000
              November, 2002                     $ 23,000,000
              December, 2002                     $ 19,000,000
              January, 2003
              and thereafter                     $ 15,000,000

              7.2.15 Minimum Net Worth.

              The Borrower shall not permit Consolidated Net Worth to be less than the following amounts for the periods set forth below, as calculated at the end of each fiscal month of the Borrower commencing with the month ended October, 2000.

----------------------------------------------------------------------------------------------------------------------
Closing Date through December 31, 2000                       $415,000,000
----------------------------------------------------------------------------------------------------------------------
January, 2001 through August, 2002                           $400,000,000
----------------------------------------------------------------------------------------------------------------------
September, 2002 and thereafter                               $415,000,000
----------------------------------------------------------------------------------------------------------------------


         7.3 Reporting Requirements.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest and fees thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks:

              7.3.1 Monthly Financial Statements.

              As soon as available and in any event within thirty (30) calendar days after the end of each fiscal month in each fiscal year (other than fiscal quarter end), financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal month and related consolidated statements of income, stockholders' equity and cash flows for the fiscal month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

              7.3.2 Quarterly Financial Statements.

              As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 7.3.2 if within forty-five (45) days after the end of their fiscal quarter, the Borrower delivers to the Agent and each of the Banks a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meet the requirements described in this Section 7.3.2.

              7.3.3 Annual Financial Statements.

              As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 7.3.3 if within ninety (90) days after the end of their fiscal year, the Borrower delivers to the Agent and each of the Banks a copy of its Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meet the requirements described in this Section 7.3.3.

              7.3.4 Compliance Certificate of the Borrower.

              Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 7.3.1 [Monthly Financial Statements], 7.3.2

[Quarterly Financial Statements] and 7.3.3 [Annual Financial Statements], a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 7.3.4, to the effect that, except as described pursuant to Section 7.3.5 [Notice of Default],
(i) the representations and warranties of the Borrower contained in Section 5.1 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time), and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (iii) covenanting compliance with and containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Sections
7.2.13 [Capital Expenditures], 7.2.14 [Minimum Consolidated Cash Flows from Operations] and 7.2.15 [Minimum Net Worth].

              7.3.5 Monthly Borrowing Base Certificates, Schedules of Accounts, Inventory and Payables.

              As soon as available within thirty (30) days after the end of each month, a Borrowing Base Certificate as of the end of the immediately preceding month in the form of Exhibit 7.3.5 hereto, appropriately completed, executed and delivered by an Authorized Officer, together with a Schedule of Accounts and Schedule of Inventory as of the end of the immediately preceding month.

              7.3.6 Notice of Default.

              Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

              7.3.7 Notice of Litigation.

              Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party, which relate to the Collateral, involve a claim or series of claims in excess of $10,000,000 or which if adversely determined would constitute a Material Adverse Change.

              7.3.8 Sale of Assets.

              At least five (5) calendar days prior thereto, notice with respect to any proposed sale or transfer of assets pursuant to Section 7.2.6(iii) in excess of $5,000,000.

              7.3.9 Budgets, Forecasts, Other Reports and Information.

              Promptly upon their becoming available to the Borrower:

                        (i) any reports, including management letters, submitted to the Borrower or its board of directors by independent accountants in connection with any annual, interim or special audit;

                        (ii) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders;

                        (iii) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC; or

                        (iv) such other reports and information as any of the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly upon becoming aware of the enactment or adoption of any Law which may result in a Material Adverse Change.

              7.3.10 Notices Regarding Plans and Benefit Arrangements.

                   7.3.10.1 Certain Events.

                   Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                        (i) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived);

                        (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder;

                        (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan;

                        (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability;

                        (v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA;

                        (vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan;

                        (vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA;

                        (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

                        (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                   7.3.10.2 Notices of Involuntary Termination and Annual
Reports.

                   Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                   7.3.10.3 Notice of Voluntary Termination.

                   Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   8. DEFAULT

         8.1 Events of Default.

         An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

              8.1.1 Payments Under Loan Documents.

              The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such principal is due hereunder or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

              8.1.2 Breach of Warranty.

              Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

              8.1.3 Breach of Certain Covenants.

              Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.6 [Visitation Rights],
Section 7.1.10 [Use of Proceeds] or Section 7.2 [Negative Covenants];

              8.1.4 Breach of Other Covenants.

              Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document, and such default shall continue unremedied for a period of ten
(10) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

              8.1.5 Defaults in Other Agreements or Indebtedness.

              A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any grace period permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

              8.1.6 Final Judgments or Orders.

              Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

              8.1.7 Loan Document Unenforceable.

              Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

              8.1.8 Uninsured Losses; Proceedings Against Assets.

              There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $2,500,000 or the Collateral, or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant for liabilities which aggregate in excess of $5,000,000; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

              8.1.9 Notice of Lien or Assessment.

              Any notices of Liens or assessments in excess of $5,000,000 in the aggregate which are not Permitted Liens are filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

              8.1.10 Insolvency.

              The Borrower or any Guarantor ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

              8.1.11 Events Relating to Plans and Benefit Arrangements.

              Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi),
(vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

              8.1.12 Cessation of Business.

              Any Borrower or Guarantor ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.5 [Liquidations, Mergers, Etc.] or 7.2.6 [Dispositions of Assets or Subsidiaries], or any Borrower or Guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

              8.1.13 Change of Control.

                        (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 30% or more of the voting capital stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower other than as a result of voluntary resignation or retirement;

              8.1.14 Involuntary Proceedings.

              A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Guarantor for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

              8.1.15 Voluntary Proceedings.

              The Borrower or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

              8.1.16 Other Subsidiaries.

              It is not the intent that an involuntary proceeding as described in Section 8.1.14 or a voluntary proceeding as described in Section 8.1.15 with respect to a Subsidiary of the Borrower other than a Guarantor shall constitute an Event of Default.

         8.2 Consequences of Event of Default.

              8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

              If an Event of Default specified under Sections 8.1.1 through
8.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Agent and the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a noninterest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

              8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

              If an Event of Default specified under Section 8.1.14 [Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Banks and the Agent shall be under no further obligations to make Loans hereunder or issue Letters of Credit, as the case may me, and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Agent and the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

              8.2.3 Set-off.

              If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set off against and apply to the then-unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

              8.2.4 Suits, Actions, Proceedings.

              If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

              8.2.5 Application of Proceeds.

              From and after the date on which the Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral or from the exercise of any remedy by the Agent shall be applied as follows:

                   (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                   (ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                   (iii) the balance, if any, as required by Law.

              8.2.6 Other Rights and Remedies.

              In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

         8.3 Notice of Sale.

         Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                  9. THE AGENT


         9.1 Appointment.

         Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

         9.2 Delegation of Duties.

         The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 9.5 [Reimbursement of Agent by Borrower, Etc.] and 9.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

         9.3 Nature of Duties; Independent Credit Investigation.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

         9.4 Actions in Discretion of Agent; Instructions From the Banks.

         The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

         9.5 Reimbursement and Indemnification of the Agent by the Borrower.

         The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in

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


connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties. The Borrower agrees to pay or reimburse the Syndication Agent for the payment of all reasonable out-of-pocket costs, expenses and disbursements in connection with the development, negotiation and syndication of this Agreement and the other Loan Documents,

         9.6 Exculpatory Provisions; Limitation of Liability.

         Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability or any other ground) based on, arising out of or related to any Loan Document or the transactions

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


contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

         9.7 Reimbursement and Indemnification of the Agent by the Banks.

         Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

         9.8 Reliance by the Agent.

         The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be
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


indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         9.9 Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

         9.10 Notices.

         The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

         9.11 Banks in Their Individual Capacities.

         With respect to its Revolving Credit Commitment and the Revolving Credit Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         9.12 Holders of Notes.

         The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.


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

         9.13 Equalization of the Banks.

         The Banks and the holders of any participations in any Commitments or Loans or other rights or obligations of a Bank hereunder agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments on the Loans, except as otherwise provided in 4.4.2 [Replacement of a Bank] or 4.5 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount of the Loans, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

         9.14 Successor Agent.

         The Agent (i) may resign as Agent, or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 4.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of, a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article 9 shall inure to the benefit of such former Agent, and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.


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


         9.15 Agent's Fee.

         The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee"), the annual administration fee and, for Letters of Credit with PNC Bank, National Association as the Issuing Bank, the Letter of Credit fronting fees under the terms of letters both dated March 27, 1998, and shall pay to the Agent for the benefit of the Banks the closing fee (regarding Amendment No. 6 to the Agreement) under the terms of the letter dated November 20, 2000 (collectively, the "Agent's Letter") between the Borrower and Agent, as amended from time to time.

         9.16 Availability of Funds.

         The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, then from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue, and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

         9.17 Calculations.

         In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

         9.18 Beneficiaries.

         Except as expressly provided herein, the provisions of this Article 9 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be

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


deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               10. MISCELLANEOUS

         10.1 Modifications, Amendments or Waivers.

         With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

              10.1.1 Increase of Commitment; Extension or Expiration Date.

              Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date or extend the expiration date of Letter of Credit which is not secured by cash beyond the Expiration Date;

              10.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

              Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, Reimbursement Obligation, the Commitment Fee or any other fee payable to any Bank;

              10.1.3 Release of Collateral or Guarantor.

              Except for sales of assets permitted by Section 7.2.6 [Dispositions of Assets or Subsidiaries], release any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary or substantially all of the assets of any Loan Party, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

              10.1.4 Miscellaneous

              Amend Section 4.2 [Pro Rata Treatment of the Banks], 9.6 [Exculpatory Provisions, Etc.] or 9.13 [Equalization of the Banks] or this
Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change

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



any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder; provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent shall be effective without the written consent of the Agent and no agreement, waiver or consent which would modify the interests, rights or obligations of any Issuing Bank as the issuer of Letters of Credit shall be effective without the written consent of such Issuing Bank.

         10.2 No Implied Waivers; Cumulative Remedies; Writing Required.

         No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         10.3 Reimbursement and Indemnification of the Banks by the Borrower; Taxes.

         The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 9.5 [Reimbursement and Indemnification of the Agent by the Borrower]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense

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


(except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         10.4 Holidays.

         Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next Business Day, and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         10.5 Funding by Branch, Subsidiary or Affiliate.

              10.5.1 [Intentionally Omitted].

              10.5.2 Actual Funding.

              Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.5 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

         10.6 Notices.

              All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto

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


under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

         10.7 Severability.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.8 Governing Law.

         Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         10.9 Prior Understanding.

         This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments, but do not supersede the Agent's Letter.

         10.10 Duration; Survival.


         All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall


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


not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 7.1 [Affirmative Covenants], 7.2[Negative Covenants] and
7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Article 4 [Payments] and Sections 9.5 [Reimbursement and Indemnification of the Agent by the Borrower],
9.7 [Reimbursement and Indemnification of the Agent by the Banks] and 10.3 [Reimbursement and Indemnification of the Banks by the Borrower], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

         10.11 Successors and Assigns.


                   (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Issuing Banks, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments or the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $2,500,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee, if such assignee requests such a Note in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank, if the assigning Bank requests such a Note, in an amount equal to the Revolving Credit Commitment retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3 [Set off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Section 10.1.1 [Increase of Commitment, Etc.], 10.1.2 [Extension of Payment, Etc.] or 10.1.3 [Release of Collateral or Guarantor]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                   (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 10.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section
10.12 [Confidentiality].

                   (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

         10.12 Confidentiality.

               10.12.1 General.


               The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 10.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

               10.12.2 Sharing Information With Affiliates of the Banks.

               Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank, and each of the Loan Parties hereby authorizes each

Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

         10.13 Counterparts.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         10.14 Agent's or Bank's Consent.

         Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         10.15 Exceptions.

         The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

         EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN

DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

         10.17 Tax Withholding Clause.

         Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

         10.18 Joinder of Guarantors.

         Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 7.2.8 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent and each Bank (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 6.1 [First Loans and Letters of Credit] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. The Loan Parties shall deliver such

Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation. The Borrower shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the formation or acquisition of any Subsidiary by the Borrower.

         10.19 Syndication Agent, Documentation Agent and Co-Agents.

         Except for those fees paid to the Syndication Agent on or before the Closing Date, the Syndication Agent, the Documentation Agent and the Co-Agents shall have no duties, obligations or liabilities in their respective capacities as Syndication Agent, Documentation Agent or Co-Agents and shall not be entitled to any fees in respect of their status as Syndication Agent, Documentation Agent or Co-Agents.

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 1 of 5

PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS


                                                                    AMOUNT OF
                                                                REVOLVING CREDIT
                             BANK                                   COMMITMENT                       RATABLE SHARE
                             ----                                   ----------                       -------------


NAME:  PNC Bank, National Association
ADDRESS: One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Louis Cestello                                         $ 8,307,640                            9.2307%
Telephone: (412) 762-8239
Telecopy:  (412) 762-7353

NAME:  Comerica Bank
ADDRESS: 500 Woodward Avenue
Detroit, MI 48226
Attention: Robert Porterfield
Telephone: (313) 222-7802
Telecopy:  (313) 222-9514                                         $ 8,307,639                            9.2307%


NAME:  Bank One, Michigan
ADDRESS: 611 Woodward Avenue, 2nd Floor
Detroit, MI 48226
Attention: Thomas A. Gamm
Telephone: (313) 225-2531
Telecopy:  (313) 225-2290                                         $12,184,572                           13.5384%



NAME:  National City Bank
ADDRESS: 1001 South Worth Street
Birmingham, MI 48009
Attention: Carolann M. Morykwas
Telephone: (248) 901-2110                                         $ 6,923,077                            7.6923%
Telecopy:  (248) 901-2033


                                 SCHEDULE 1.1(B)
                                   (CONTINUED)

                                   Page 2 of 5



PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS


                                                                    AMOUNT OF
                                                                REVOLVING CREDIT
                             BANK                                   COMMITMENT                       RATABLE SHARE
                             ----                                   ----------                       -------------

NAME:  Harris Trust and Savings Bank
ADDRESS: 111 West Monroe
Chicago, IL 60603
Attention: Danjuma Gibson
Telephone: (312) 461-7100
Telecopy:  (312) 461-5225                                             $6,923,077                       7.6923%


NAME:  KeyBank National Association
ADDRESS: 127 Public Square
Cleveland, OH 44114-1306
Attention: Nadine Eames
Telephone: (216) 689-4370                                             $6,923,077                       7.6923%
Telecopy:  (216) 689-4981

NAME:  Bank of America, N.A.
ADDRESS: 231 South LaSalle Street, 9th Floor
Chicago, IL 60697
Attention: William A. Uruba
Telephone: (312) 923-6190
Telecopy:  (312) 987-0303                                             $6,923,077                       7.6923%


NAME:  Wachovia Bank, N.A.
ADDRESS: 181 Peachtree Street N.E.
Atlanta, GA 30303
Attention: Katie S. Proctor
Telephone: (404) 332-4036                                             $6,923,077                       7.6923%
Telecopy:  (404) 332-6898


                                 SCHEDULE 1.1(B)
                                   (CONTINUED)

                                   Page 3 of 5

PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS


                                                                       AMOUNT OF
                                                                    REVOLVING CREDIT
                             BANK                                     COMMITMENT                     RATABLE SHARE
                             ----                                     ----------                     -------------


NAME:  Standard Federal Bank
ADDRESS: 2600 West Big Beaver, 4th Fl
Troy, MI 48084
Attention: Gregory E. Castle
Telephone: (248) 822-5683
Telecopy:  (248) 637-5003                                             $4,984,654                       5.5385%


NAME:  The Bank of Tokyo-Mitsubishi, Ltd.,
         Chicago Branch
ADDRESS: 227 W. Monroe St, Ste. 2300
Chicago, IL 60606
Attention: Thomas Denio
Telephone: (312) 696-4665
Telecopy:  (312) 696-4535                                             $4,984,654                       5.5385%


NAME:  Michigan National Bank
ADDRESS: 27777 Inkster Road
Farmington Hills, MI 48334
Attention: Daniel Forhan
Telephone: (248) 473-4336
Telecopy:  (248) 473-3220                                             $4,984,654                       5.5385%


NAME:  The Bank of Nova Scotia
ADDRESS: 181 W. Madison St., Ste. 3700
Chicago, IL 60602
Attention: Thomas P. Myhre
Telephone: (312) 201-4186
Telecopy:  (312) 201-4108                                             $3,876,934                       4.3077%


                                 SCHEDULE 1.1(B)
                                   (CONTINUED)

                                   Page 4 of 5

PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS



                                                                    AMOUNT OF
                                                                 REVOLVING CREDIT
                             BANK                                   COMMITMENT                       RATABLE SHARE
                             ----                                   ----------                       -------------

NAME:  Hibernia National Bank
ADDRESS:  313 Carondelet Street, 12th Fl
New Orleans, LA 70130
Attention: Lloyd Drumm
Telephone: 504) 533-2263
Telecopy:  (504) 533-5344                                           $ 3,876,934                       4.3077%

NAME:  Credit Suisse First Boston
ADDRESS: 11 Madison Avenue
New York, NY 10010-3629
Attention: David Kratovil
Telephone: (212) 325-9155
Telecopy:  (212) 325-8815                                           $ 3,876,934                       4.3077%
                                                                    -----------                       ------
         Total                                                      $90,000,000                          100%
                                                                    ===========                       ======


                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 5 of 5



PART 2 - ADDRESSES FOR NOTICES TO BORROWER AND GUARANTORS:


AGENT

Name:  PNC Bank, National Association
Address: One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Louis Cestello
Telephone: (412) 762-8239
Telecopy: (412) 762-7353



BORROWER:

CHAMPION ENTERPRISES, INC., a Michigan corporation
Address:  2701 Cambridge Court, Suite 300
Auburn Hills, MI 48326
Attention: Treasurer
With a copy to:  John J. Collins, Jr., Esq.
Telephone: (248) 340-7717
Telecopy:  (248) 340-7773



GUARANTORS:

[GUARANTORS]

A-1 HOMES GROUP, INC., a Michigan corporation

ACCENT MOBILE HOMES, INC., a North Carolina corporation

ALPINE HOMES, INC., a Colorado corporation

AMERICAN TRANSPORT, INC., a Nevada corporation

ART RICHTER INSURANCE, INC., a Kentucky corporation

AUBURN CHAMP, INC., a Michigan corporation

BRYAN MOBILE HOMES, INC., a Texas corporation

BUILDERS CREDIT CORPORATION, a Michigan corporation

CAC FUNDING CORPORATION, a Michigan corporation

CAL-NEL, INC., a Texas corporation

CARE FREE HOMES, INC., a Michigan corporation

CHI, INC., A Kansas corporation

CENTRAL MISSISSIPPI MANUFACTURED HOUSING, INC., a Mississippi corporation

CHAMPION FINANCIAL CORPORATION, a Michigan corporation

CHAMPION GP, INC., a Michigan corporation

CHAMPION HOME BUILDERS CO., a Michigan corporation

CHAMPION HOME COMMUNITIES, INC., a Michigan corporation

CHAMPION MOTOR COACH, INC., a Michigan corporation

CHAMPION RETAIL, INC., a Michigan corporation

CHANDELEUR HOMES, INC., a Michigan corporation

CLIFF AVE. INVESTMENTS, INC., a South Dakota corporation

COLONIAL HOUSING, INC., a Texas corporation

COUNTRY ESTATE HOMES, INC., an Oklahoma corporation

COUNTRYSIDE HOMES, INC., a North Dakota corporation

CREST RIDGE HOMES, INC., a Michigan corporation

CRESTPOINTE FINANCIAL SERVICES, INC., a Delaware corporation

DUTCH HOUSING, INC., a Michigan corporation

FACTORY HOMES OUTLET, INC., an Idaho corporation

FLEMING COUNTY INDUSTRIES, INC., a Kentucky corporation

GATEWAY ACCEPTANCE CORP., a South Dakota corporation

GATEWAY MOBILE & MODULAR HOMES, INC., a Nebraska corporation

GATEWAY PROPERTIES CORP., a South Dakota corporation

GEM HOMES, INC., a Delaware corporation

GENESIS HOME CENTERS, LIMITED PARTNERSHIP, a Michigan limited partnership

GRAND MANOR, INC., a Michigan corporation

HEARTLAND HOMES, INC., a Texas corporation

HOMEPRIDE FINANCE CORP., a Michigan corporation

HOMES AMERICA FINANCE, INC., a Nevada corporation

HOMES AMERICA OF ARIZONA, INC., an Arizona corporation

HOMES AMERICA OF CALIFORNIA, INC., a California corporation

HOMES AMERICA OF OKLAHOMA, INC., an Oklahoma corporation

HOMES AMERICA OF PHOENIX, LLC, a Michigan limited liability company

HOMES AMERICA OF UTAH, INC., a Utah corporation

HOMES AMERICA OF WYOMING, INC., a Wyoming corporation

HOMES AMERICA, INC., a Michigan corporation

HOMES OF KENTUCKIANA, L.L.C., a Kentucky limited liability company

HOMES OF LEGEND, INC., a Michigan corporation

HOMES OF MERIT, INC., a Florida corporation

I.D.A., INCORPORATED, an Oklahoma corporation

IMPERIAL HOUSING, INC., a Texas corporation

INVESTMENT HOUSING, INC., a Texas corporation

ISEMAN CORP., a South Dakota corporation

JASPER MOBILE HOMES, INC., a Texas corporation

LAKE COUNTRY LIVING, INC., a Texas corporation

LAMPLIGHTER HOMES, INC., a Washington corporation

LAMPLIGHTER HOMES (OREGON), INC., an Oregon corporation

M&J SOUTHWEST DEVELOPMENT CORP., a Texas corporation

MANUFACTURED HOUSING OF LOUISIANA, INC., a Michigan corporation

MOBILE FACTORY OUTLET, INC., a Texas corporation

MODULINE INTERNATIONAL, INC., a Washington corporation

NORTHSTAR CORPORATION, a South Dakota corporation

PHILADELPHIA HOUSING CENTER, INC., a Mississippi corporation

PRAIRIE RIDGE, INC., a Kansas corporation

PREMIER HOUSING, INC., a Texas corporation

REDMAN BUSINESS TRUST, a Delaware business trust

REDMAN HOMES MANAGEMENT COMPANY, INC., a Delaware corporation

REDMAN HOMES, INC., a Delaware corporation

REDMAN INDUSTRIES, INC., a Delaware corporation

REDMAN INVESTMENT, INC., a Delaware corporation

REDMAN MANAGEMENT SERVICES BUSINESS TRUST, a Delaware business trust

REDMAN RETAIL, INC., a Delaware corporation

REGENCY SUPPLY COMPANY, INC., a Delaware corporation

SAN JOSE ADVANTAGE HOMES, INC., a California corporation

SERVICE CONTRACT CORPORATION, a Michigan corporation

SOUTHERN SHOWCASE FINANCE, INC., a Michigan corporation

SOUTHERN SHOWCASE HOUSING, INC., a North Carolina corporation

STAR FLEET, INC., an Indiana corporation

THE OKAHUMPKA CORPORATION, a Florida corporation

THOMAS HOMES OF AUSTIN, INC., a Texas corporation

THOMAS HOMES OF BUDA, INC., a Texas corporation

THOMAS HOMES OF TEXAS, INC., a Texas corporation

TOM TERRY ENTERPRISES, INC., a Nevada corporation

TRADING POST MOBILE HOMES, INC., a Kentucky corporation

U.S.A. MOBILE HOMES, INCORPORATED, an Oregon corporation

VICTORY INVESTMENT CO., an Oklahoma corporation

VIDOR MOBILE HOME CENTER, INC., a Texas corporation

WESTERN HOMES CORPORATION, a Delaware corporation

WHITWORTH MANAGEMENT, INC., a Nevada corporation

WRIGHT'S MOBILE HOMES, INC., a Texas corporation




Address: 2701 University Drive, Suite 300
Auburn Hills, MI 48326
Attention: Treasurer
With a copy to: John J. Collins, Jr., Esq.
Telephone: (248) 340-7717
Telecopy:  (248) 340-7773

                                 SCHEDULE 1.1(C)
                               Qualified Accounts

       Upon delivery to the Agent of each Schedule of Accounts, the Agent shall make a determination, in its sole discretion (which may include, without limitation, information received from any audit of the accounts and inventory made pursuant to Section 7.1.6), as to which Accounts listed thereon shall be deemed Qualified Accounts. An Account shall not be considered a Qualified Account unless the Agent determines, in its sole discretion, that such Account has met the following minimum requirements:

         1. the Account represents a complete bona fide transaction for goods sold and delivered or services rendered (but excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of the Loan Parties to make such Account payable by the Account Debtor; the Account arises from an arm's-length transaction in the ordinary course of the Loan Parties' business between the applicable Loan Party and an Account Debtor which is not an Affiliate of the Loan Parties or an officer, stockholder or employee of any Loan Party or any Affiliate of any Loan Party, or a member of the family of an officer, stockholder or employee of the any Loan Party or any Affiliate of any Loan Party;

         2. the Account shall not (a) be or have been unpaid more than ninety
(90) days from the invoice date, (b) be delinquent more than sixty (60) days, or
(c) be payable by an Account Debtor (1) more than 50% of whose Accounts have remained unpaid for more than ninety (90) days from the invoice date or are delinquent more than sixty (60) days, or (2) whose Accounts constitute, in the Agent's determination, an unduly high percentage of the aggregate amount of all outstanding Accounts;

         3. the goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

         4. the Account is not evidenced by chattel paper or an instrument of any kind which has not been delivered to the Agent;

         5. the Account Debtor with respect to the Account (a) is Solvent, (b) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (c) is not, in the sole discretion of the Agent, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experiences of the Loan Parties or any of the Banks with the Account Debtor or unsatisfactory reputation of the Account Debtor);

         6. the Account Debtor is not located outside the continental United States of America;

         7. (a) the Account Debtor is not the government of the United States of America, or any department, agency or instrumentality thereof, or (b) if the Account Debtor is an entity mentioned in clause (vii)(a), the Federal Assignment of Claims Act (or applicable similar legislation) has been fully complied with so as to validly perfect the Banks' Prior Security Interest to the Agent's satisfaction;

         8. the Account is a valid, binding and legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and no facts exist which may provide a basis for any of the foregoing in the present or future;

         9. the Account is subject to the Agent's and the Banks' Prior Security Interest and is not subject to any other Lien, claim, encumbrance or security interest whatsoever;

         10. the Account is evidenced by an invoice or other documentation and arises from a contract which is in form and substance satisfactory to the Agent;

         11. the Borrower has observed and complied with all laws of the state in which the Account Debtor or the Account is located which, if not observed and complied with, would deny to the applicable Loan Party access to the courts of such state;

         12. the Account is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

         13. the goods giving rise to the Account were not, at the time of sale thereof, subject to any Lien or encumbrance except the Agent and the Banks' Prior Security Interest;

         14. the Account is payable in freely transferable United States Dollars; and

         15. the Account is not, or should not be, disqualified for any other reason generally accepted in the commercial finance business.

In addition to the foregoing requirements, Accounts of any Account Debtor which are otherwise Qualified Accounts shall be reduced to the extent of any accounts payable (including, without limitation, the Agent's estimate of any contingent liabilities) by the Loan Parties to such Account Debtor ("Contras"); provided that the Agent, in its sole discretion, may determine that none of the Accounts in respect to such Account Debtor shall be Qualified Accounts in the event that there exists an unreasonably large amount of payables owing to such Account Debtor.

                                 SCHEDULE 1.1(D)
                               Qualified Inventory

         Upon delivery to the Agent of each Schedule of Inventory, the Agent shall make a determination, in its sole discretion (which may include, without limitation, information received from any audit of the accounts and inventory made pursuant to Section 7.1.6), as to which Inventory listed thereon shall be deemed Qualified Inventory. Inventory shall not be considered Qualified Inventory unless the Agent determines, in its sole discretion, that such Inventory has met the following minimum requirements:

         1. the Inventory is either (a) finished manufacturing inventory prior to any sale to any Loan Parties, Subsidiaries of Loan Parties, Affiliates or third parties which are in the business of retail sales of manufactured housing products, or (b) raw materials other than supplies, but excluding in both cases
(a) and (b) any goods which have been shipped, delivered, sold by, purchased by or provided to the Loan Parties on a bill and hold, consignment sale, guaranteed sale, or sale or return basis, or any other similar basis or understanding other than an absolute sale;

         2. the Inventory is new, of good and merchantable quality, and represents no more than a twelve (12) month supply of such finished goods or raw materials;

         3. the Inventory is located on premises listed on Schedule A to the Security Agreement and, with respect to inventory locations at facilities leased to the Loan Parties, the Agent has received a Landlord's Waiver in favor of the Agent substantially in the form of Exhibit 6.1.14 hereto, or is Inventory which is in transit and is so identified on the relevant Schedule of Inventory;

         4. the Inventory is not stored with a bailee, warehouseman, consignee or similar party unless the Agent has given its prior written consent and the Loan Parties have caused such bailee, warehouseman, consignee or similar party to issue and deliver to the Agent, in form and substance acceptable to the Agent, warehouse receipts or similar type documentation therefor in the Agent's name;

         5. the Inventory is subject to the Agent's and the Banks' Prior Security Interest and is not subject to any other Lien

         6. the Inventory has not been manufactured in violation of any federal minimum wage or overtime laws, including, without limitation, the Fair Labor Standards Act, 29 U.S.C.ss. 215(a)(1); and

         7. the Inventory is not, and should not be, disqualified for any other reason generally accepted in the commercial finance business.